Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-217559) pertaining to the MYR Group Inc. 2017 Long-Term Incentive Plan of our report dated March 9, 2017, with respect to the consolidated financial statements of MYR Group Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

March 7, 2018